EMPLOYMENT AGREEMENT EXTENSION

EMPLOYMENT AGREEMENT EXTENSION made effective as of this 1st day of June 2018 (“Effective Date”) by and between MAGELLAN GOLD CORPORATION (“Magellan”), a Nevada Corporation with an office address of 2010A Harbison Drive #312, Vacaville, California 95687 and W. PIERCE CARSON (“Carson”), an individual with an address of P.O. Box 831, Cedar Crest, New Mexico 87008.

WHEREAS, Magellan and Carson entered into an Employment Agreement effective June 1, 2016 (the “Agreement”); and

WHEREAS, Magellan and Carson would like to extend the Term (as defined in the Agreement) of the Agreement.

WITNESSETH:

In consideration of the mutual covenants and agreements herein contained, Magellan and Carson hereby agree as follows:

The Term of Carson’s employment is extended through and including May 31, 2019, unless earlier terminated as provided for in the Agreement.

All other terms and provisions contained in the Agreement remain in full force and effect.

           IN WITNESS WHEREOF, Magellan has caused this Agreement to be executed by its officer thereunto duly authorized, and Carson has executed this Agreement as of the date set forth below.

MAGELLAN GOLD CORPORATION

/s/ John C. Power

John C. Power, DirectorJune 1, 2018

W. PIERCE CARSON

/s/ W. Pierce Carson

W. Pierce CarsonJune 1, 2018